SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 20, 2011

(Date of earliest event reported)

AT&T Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 20, 2011, AT&T Inc. (the “Company”) and Deutsche Telekom AG (“Deutsche Telekom”) issued a fact sheet in connection with the announcement of the transaction described in Item 8.01 below (the “Transaction”). The Company and Deutsche Telekom are holding a joint investor conference call and webcast regarding the Transaction at 8:00 a.m. Eastern time on March 21, 2011. Links to the webcast and accompanying documents will be available on the Company’s investor relations Web site at www.att.com/investor.relations and the Transaction Web site at www.MobilizeEverything.com. The Company is furnishing the fact sheet, which it may use from time to time in presentations related to the Transaction. A copy of the fact sheet is attached hereto as Exhibit 99.1.

By filing this Current Report on Form 8-K and furnishing this information, the registrant makes no admission as to the materiality of the information included in the fact sheet and the conference call and webcast referenced above or the presentations in which the fact sheet may be used. The Company has made, or will make prior to the investor presentation, a copy of the fact sheet and slide presentation available for viewing on the Transaction Web site at www.MobilizeEverything.com. The Company also expects to make other information available for viewing on the Transaction Web site at www.MobilizeEverything.com. The Company reserves the right to discontinue availability of the fact sheet, presentation materials and other information from the Transaction Web site at any time.

The information included in Exhibit 99.1 attached hereto is “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the registrant specifically incorporates them by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. In addition, the Company undertakes no duty or obligation to publicly update or revise the information included in this Item or Exhibit.

The information included in Exhibit 99.1 attached hereto includes references to non-GAAP financial information. Reconciliations between the non-GAAP financial measures and the comparable GAAP financial measures and the reasons for the presentation of such non-GAAP financial measures are available on the Transaction Web site at www.MobilizeEverything.com.

Item 8.01	Other Events.

On March 20, 2011, the Company and Deutsche Telekom announced their entry into a stock purchase agreement under which the Company agreed to acquire from Deutsche Telekom all of the issued and outstanding shares of its subsidiary T-Mobile USA, Inc. in exchange for approximately $39 billion, consisting of $25 billion in cash and approximately $14 billion of the Company’s common stock, subject to certain adjustments. The amount of stock to be issued to Deutsche Telekom in connection with the Transaction will depend on the volume-weighted average of the trading price of the Company’s common stock during the 30 trading days ending on the third business day prior to the closing of the Transaction (the “Averaging Period”), except that the volume-weighted average of the trading prices will not be less than $26.0165 or more than $30.2354. The price to be paid in stock is subject to reduction for closing indebtedness, certain divestiture and regulatory costs and any pre-closing distributions in excess of pre-closing cash flow. In addition, the Company has the right to increase the cash portion of the purchase price by up to $4.2 billion and decrease the number of shares of Common Stock to be issued based on the volume-weighted average price in the Averaging Period. The stock purchase agreement contains certain termination rights for each of the Company and Deutsche Telekom and, in the event that the Stock Purchase Agreement is terminated because of the failure to obtain regulatory approval, the Company may become obligated to pay Deutsche Telekom $3 billion in cash, enter into a roaming agreement with Deutsche Telekom on terms favorable to both parties and transfer to Deutsche Telekom certain wireless AWS spectrum that the Company does not need for its initial LTE roll-out.

The cash portion of the purchase price will be financed with new debt and cash on the Company’s balance sheet. The Company has obtained an 18-month commitment for a $20 billion one-year unsecured bridge term facility underwritten by J.P. Morgan. The Company will be assuming no debt from T-Mobile or Deutsche Telekom.

The Company and Deutsche Telekom have also entered into a stockholder’s agreement, which will become effective upon the closing of the Transaction. Pursuant to the stockholder’s agreement, Deutsche Telekom will have the right to nominate one director to the Company’s Board of Directors until such time as Deutsche Telekom’s ownership has been reduced below an agreed threshold, and so long as such nominee satisfies certain requirements, the Company is obligated to use its reasonable best efforts to include such nominee in the slate of Board-approved candidates for election to the Company’s Board of Directors.

The closing of the Transaction is subject to certain conditions, including approval by the Federal Communications Commission and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act of 1976, as amended. The Transaction is not subject to the approval of the stockholders of either the Company or Deutsche Telekom. The closing of the Transaction is expected to occur in approximately 12 months.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission. In addition to these factors, there are risks and uncertainties associated with T-Mobile’s business, the pendency of the Transaction and the ability to realize the benefits of the integration of the T-Mobile business. The Company disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document

99.1	Fact sheet (solely furnished and not filed for purposes of Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.
(Registrant)

Dated: March 21, 2011	By:	/s/ John J. Stephens
	Name:	John J. Stephens
	Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Document

99.1	Fact sheet (solely furnished and not filed for purposes of Item 7.01).